Exhibit 99.1

                   POLYONE UPDATES 2006 FOURTH-QUARTER OUTLOOK

CLEVELAND, Dec. 20 /PRNewswire-FirstCall/ -- PolyOne Corporation (NYSE: POL) today updated its outlook for the fourth quarter ending December 31, 2006.

Following is PolyOne's current view of business conditions:

Operating Segments Overview -- Softening demand in the automotive and building product end markets has proved deeper than originally anticipated. This trend, coupled with normal seasonal slowing, has caused the Company to lower its sales and shipment projections. PolyOne anticipates that sales and shipments will be down 2 percent to 3 percent compared with the fourth quarter of 2005. While the Company has made some progress toward improving its margins, the lower demand in its operating segments is expected to result in lower year-over-year fourth-quarter earnings.

Resin and Intermediates -- Polyvinyl chloride (PVC) resin pricing declined during the fourth quarter, a result of the drop in building and construction industry demand. Although ethylene and chlorine market prices also have fallen, PVC resin product spreads are projected to narrow compared with the third quarter of 2006. Caustic soda prices also have declined from third- quarter levels, again due to lower demand. As a result, the Company expects earnings from Oxy Vinyls, LP and SunBelt Chlor-alkali Partnership to be significantly lower compared with both the fourth quarter of 2005 and the third quarter of 2006.

    Other Considerations

    -- While the Company anticipates benefiting from non-recurring items in the fourth quarter, it expects to realize an amount less than the benefit of approximately $8 million from the fourth quarter last year.

    -- PolyOne expects cash flow to be strong in the fourth quarter, driven primarily by seasonally lower working capital requirements, offset partially by cash interest payments. Both full-year 2006 net cash provided by operations and operating cash flow (a non-GAAP financial measure) are projected to exceed $100 million.

    -- Based on the positive domestic earnings over the last two years, the Company has determined that it should realize its deferred tax assets. Consequently, the Company expects to reverse the remaining portion of its domestic deferred tax valuation allowance in the fourth quarter. The actual amount of the reversal would depend on PolyOne's year-end tax position. The reversal would result in a non-cash increase in net income for the fourth quarter.

    -- Any purchase during the quarter of the Company's public indebtedness would result in a non-recurring charge associated with early extinguishment of the debt.

    Fourth-quarter 2006 Earnings Release and Conference Call

PolyOne intends to release its fourth-quarter earnings on January 30, 2007, and host a conference call at 9:00 a.m. Eastern time on January 31, 2007. The conference dial-in number is 866-543-6403 (domestic) or 617-213- 8896 (international), passcode 34382861, conference topic: Fourth-quarter 2006 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 80828768. The call will be broadcast live and then be available via replay for one week on the Company's Web site at www.polyone.com.

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About PolyOne

PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or revenues expected to be generated outside of the U.S. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

    -- the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

    -- changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;

    -- changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride
        (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

    -- fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;

    -- production outages or material costs associated with scheduled or unscheduled maintenance programs;

    -- costs, difficulties or delays related to the operation of joint venture entities;

    -- lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;

    -- partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;

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    --  an inability to launch new products and/or services within PolyOne's various businesses;

    --  the possibility of further goodwill impairment;

    --  an inability to maintain any required licenses or permits;

    --  an inability to comply with any environmental laws and regulations;

    -- the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

    -- unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

    -- an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

    --  a delay or inability to achieve targeted debt level reductions;

    -- an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;

    -- any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;

    -- any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product platforms to profitability;

    --  an inability to raise prices or sustain price increases for products;

    -- an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business;

    -- other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation;

    --  changes in foreign polymer consumption growth rates;

    -- final determination on the Company's projected earnings outlook, that results in the Company realizing the reversal of the remaining portion of its domestic deferred tax valuation allowance;

    -- the timing and amounts of any repurchases of outstanding senior notes and debentures of the Company, including the amount of any premiums paid;

    -- timing of completion of acquisitions, including the acquisition of Ngai Hing PlastChem Company; and

    -- the future financial performance of acquisitions, including that of Ngai Hing PlastChem Company.

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We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #122006)

SOURCE  PolyOne
    -0-                             12/20/2006
    /CONTACT: Investors and Media, Dennis Cocco, Vice President, Investor Relations & Communications, +1-440-930-1538 /
    /Web site:  http://www.polyone.com /